SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                January 24, 2002
                         Date of Report March 15, 2002:
                         ------------------------------


                             Research, Incorporated
                             ----------------------
             (Exact name of registrant as specified in its charter)


    Minnesota                       0-2387                41-0908058
    ---------                       ------                ----------
   (State or other                 (Commission           (I.R.S. Employer
    jurisdiction                    File Number)          Identification No.)
    of Incorporation)


                               7128 Shady Oak Road
                          Eden Prairie, Minnesota 55344
                          -----------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (952) 941-3300

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Items 1, 2, 4, 5, 6 and 8 are not included.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         On March 15, 2002 Research, Incorporated filed with the Bankruptcy Court its Monthly Operating Reports for the month of February, 2002, copies of which are attached hereto as Exhibit 99.1 and incorporated herein by reference. Copies of any itemization of cash receipts and itemization of cash disbursements originally filed as part of the Monthly Operating Report have been omitted. You can follow the status of this filing via the internet by logging onto the bankruptcy court web sit at www.mnb.uscourts.gov. Once you have logged onto the site, you can select case search and then enter in the Research Inc. case number 02-40309. You may also find a direct link to this through our web site at www.researchinc.com under the Corporate Financial Information tab.

         The Monthly Operating Reports contain financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Monthly Operating Reports are in a format prescribed by applicable bankruptcy laws. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods different from those required in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). This information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in any Monthly Operating Report and should not be viewed as indicative of future results.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements: Not Applicable.

         (b)      Pro Forma Financial Information: Not Applicable.

         (c)      Exhibits:

         99.1 February Monthly Operating Reports of Research Incorporated, filed on March 15, 2002 with the Bankruptcy Court.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RESEARCH INCORPORATED


                                        By     /s/ Brad Yopp
                                           --------------------------------
                                               Brad Yopp
                                               President

Date: April 5, 2002